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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                              NATHAN'S FAMOUS, INC.

             (Exact Name of Registrant as Specified in its Charter)

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         Delaware                                     11-3166443
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                              1400 Old Country Road
                               Westbury, NY 11590
                    (Address of Principal Executive Offices)

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        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)

        Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class                                  Name of each exchange on which
Being Registered                                     Each Class is to be Registered


Common Stock, par value $.01 per share               National Association of Securities Dealers, Inc.
                                                     National Market System

Common Stock Purchase Warrants                       National Association of Securities Dealers, Inc.
                                                     National Market System

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Item 1.  Description of Registrant's Securities to be Registered:

         The description of the securities to be registered hereby is incorporated by reference to the description contained in the Registrant's Registration Statement No. 333-85425 on Form S-4, as filed with the Securities and Exchange Commission (the "Commission") on August 17, 1999.


Item 2.  Exhibits.

         1. Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 33-56976 on Form S-1).

         2. By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-K for the year ended March 28, 1999).

         3. Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 333-85425 on Form S-4, as amended).

         4. Warrant certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement No. 333-85425 on Form S-4, as amended).

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               NATHAN'S FAMOUS, INC.


August 17, 1999                                By: /s/ Ronald DeVos
                                                  --------------------------
                                                  Ronald DeVos
                                                  Vice President & Treasurer


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